UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   July 27, 2015

LIGHTNING GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52575	20-8583866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

23 Creek Circle, Suite 400, Boothwyn, PA 19061

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (610) 494-5534

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2015, Lightning Gaming, Inc., a Nevada corporation, (the “Company”) filed a Certificate of Amendment to the Company’s Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada. The Amendment creates a new class of stock known as “Nonvoting Common Stock” and authorizes the Company to issue up to fifty million (50,000,000) shares of Nonvoting Common Stock. The shares of Nonvoting Common Stock are identical to the shares of Common Stock except that holders of Nonvoting Common Stock will not have any voting rights or powers.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to Articles of Incorporation dated July 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTNING GAMING, INC.

Date: July 29, 2015	By:	/s/ Brian D. Haveson
Brian D. Haveson Chief Executive Officer

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